v                                                                  Exhibit 99.3
                    Certification of Chief Executive Officer

         Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tanger GP Trust, sole general partner of Tanger Properties Limited Partnership hereby certifies, to such officer's knowledge, that:

         (i) the  accompanying  Quarterly  Report on Form 10-Q of the  Operating
     Partnership for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.


     Dated: May 14, 2003           /s/ Stanley K. Tanger
            ------------           ------------------------------------
                                   Stanley K. Tanger
                                   Chief Executive Officer of Tanger GP Trust
                                   Sole General Partner of the Registrant